EXHIBIT 10.4


                                             BANK OF AMERICA
                                             Bank of America Commercial Finance
                                             Cash Plus/Factoring
                                             P.O. Box 4095
                                             Tucker, GA  30084-4095



March 6, 2000

                         ADDENDUM TO FACTORING AGREEMENT

The Factoring Agreement between Banc of America Business Finance Corporation (formerly known as NationsBanc Business Finance Corporation) and Health & Nutrition Systems International, Inc. dated November 4, 1998 amended as follows:

A.) The Purchase Price of accounts receivable, as stated in paragraph 1(a) of the Factoring Agreement, shall be 97% of the face value thereof.

B.) The monthly minimum of $1,250 as outlined in paragraph 3(b) will be increased to $5,500. If Health & Nutrition Systems International, Inc. fees are less than $5,500, Health & Nutrition Systems International, Inc. has the option to make up the difference the following month.

C.) The term of this Agreement shall be for an initial term of 12 months ("Term") from the date of execution and shall be automatically renewed for successive renewal terms of Term periods each unless terminated at the end of the initial term or any renewal term by the Client giving Bank of America written notice of termination at least sixty (60) days prior to the end of each period. If the Client obtains alternate financing from any Bank of America or NationsBank affiliate, and wishes to terminate this Agreement, the remaining term of this Agreement will be waived. Bank of America shall be excused from performing any obligation(s) to Client in the event Client commits an Event of Default. Bank of America may terminate this Agreement by giving thirty
         (30) days notice, except that in the event Client commits an Event of Default, Bank of America may terminate immediately and without notice. Notwithstanding termination, Bank of America shall retain all of its rights, including all lien rights in the Receivable until all obligations due Bank of America are fully discharged.

This Addendum is hereby made a part of the Factoring Agreement. All other rights, terms and conditions of the original Factoring Agreement remain in effect.


Banc of America Business                 Health & Nutrition Systems
Finance Corporation                      International, Inc.

By: /s/                                  By:    /s/ Steven Pomerantz    3-28-00
    --------------------------------            --------------------------------

Title:   Vice President                  Title: President
       -----------------------------            --------------------------------

                                VALIDITY GUARANTY

                                  March 6, 2000

Bank of America Business Finance Corporation
2059 Northlake Parkway

Tucker, GA  30084

Gentlemen:

         The undersigned is an officer and/or director and/or stockholder and/or party interested in Health & Nutrition Systems International, Inc. (hereinafter referred to as "Client"). In order to induce you to enter into factoring or other financial arrangements with Client, the undersigned hereby warrants, represents, covenants and guarantees to you as follows:

         1. That all accounts assigned to you by Client will be genuine and in all respects what they support to be; will represent bona fide sales and bona fide and existing obligations of Client's customers, arising out of the sale and completed delivery of merchandise manufactured and/or sold and/or the rendition of services by Client in the ordinary course of its business in accordance with and in full and complete performance of customer's orders therefor: and will not be invalid, incomplete, incorrect, defective, forged, fictitious or imperfect.

         2. That client will not knowingly assign any accounts to you to which there are offsets, defenses or counterclaims of any nature whatsoever, and that Client will do nothing to impede or interfere with your normal collection of, or the payments of, the accounts assigned to you.

         3.       That Client is solvent.

         4. That the accounts assigned to you and merchandise relating thereto will be the sole and absolute property of Client, free and clear of all liens or claims of any nature whatsoever, other than any lien to you.

         5. That the correct maturities of said accounts will have been set forth thereon and that proper entries will have been made on Client's books disclosing the assignment thereof to you.

         6. That Client will promptly report to you all merchandise disputes, rejections, returns, or resales or merchandise and all credits allowed by Client upon any and all of said accounts.

The undersigned guarantees the payment of all sums owing by Client as a result of any fraud, deceit, or criminal act on the part of any officer, employee, or agent of Client in its dealings with you, and hereby further undertakes to save you free and harmless from any such damage or loss which you may sustain. As a result of the above fraud, deceit or criminal act as set forth in this paragraph.

Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the documents evidencing the factoring or other financial arrangements and this Agreement shall be binding upon the undersigned, his heirs, agents, representatives, successors or assigns. The liability of the undersigned hereunder is direct and unconditional, and may be enforced without requiring you first resort to any other right, remedy or security. It is not necessary for you to give the undersigned notice of any changes in any of your factoring or other financial arrangements with Client, to all of which the undersigned now hereby consents.

Upon execution of this Validity Guaranty, all personal guaranties of Steven Pomerantz previously executed by him shall be terminated and Steven Pomerantz shall have no further liability pursuant to any previous Guaranty executed by him in conjunction with the Factoring Agreement entered between Bank of America Business Finance Corporation and Health & Nutrition Systems International, Inc.


                                              Very truly yours,


                                              /s/ Steve Pomerantz
                                              ----------------------------------
                                              Steven Pomerantz, President

Witness:

/s/ M. Lalla
------------------------------------


Accepted by:

/s/ Vice President
------------------------------------